UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 9, 2007

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota		55102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  651-293-2233

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.               Other Events.

On November 9, 2007, Ecolab Inc. (“Ecolab”) announced that it completed its acquisition of Microtek Medical Holdings, Inc. (“Microtek”). The acquisition was consummated pursuant to the terms of the Merger Agreement, dated as of August 7, 2007 (the “Merger Agreement”), by and among Ecolab, Microtek, and Magic Acquisition Inc., a newly formed Georgia corporation and wholly owned subsidiary of Ecolab (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into Microtek (the “Merger”), with Microtek continuing as the surviving corporation and a wholly owned subsidiary of Ecolab. All of the outstanding shares of Microtek were acquired by Ecolab in the Merger for $6.30 per share in cash. The purchase price for the acquisition of Microtek was funded by the issuance and sale by Ecolab of commercial paper under its U.S. commercial paper program pursuant to an exemption from registration under federal and state securities laws.

A copy of the News Release issued by Ecolab in connection with the acquisition is attached as Exhibit (99), and is incorporated herein by reference.

Item 9.01                Financial Statements and Exhibits.

(d)            Exhibits.

(99)         Ecolab Inc. News Release dated November 12, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: November 12, 2007	By:	/s/Sarah Z. Erickson
By: Sarah Z. Erickson Its: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(99)	Ecolab Inc. News Release dated November 12, 2007	Filed herewith electronically.